Exhibit 3.28

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

a Delaware Limited Liability Company

The member interests evidenced hereby are held subject to transfer restrictions and requirements of Chester Downs and Marina, L.L.C. (“CDM”) set forth in the Amended and Restated Limited Liability Company Operating Agreement of CDM as more fully set forth in this agreement.

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of Harrah’s Chester Downs Investment Company, LLC (the “Company”) is made by Harrah’s Operating Company, Inc. (the “Member”) effective as of December 2, 2005.

WHEREAS, the Company was formed on May 6, 2004 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seg., as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation of the Company with the office of the Secretary of the State of Delaware.

WHEREAS, the original member of the Company (“HCDHC”) was dissolved on December 2, 2005, whereby the membership interests of the Company held by HCDHC are now held by Harrah’s Operating Company, Inc.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member desires to amend and restate the Agreement and hereby agrees as follows:

1. Formation of Limited Liability Company. The Company was formed on May 6, 2004 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seg., as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation of the Company with the office of the Secretary of the State of Delaware. The rights and obligations of the Member and the administration of the Company shall be governed by this Agreement and the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

2. Member. The Member is the sole member of the Company. The street address of Member is One Harrah’s Court, Las Vegas, Nevada 89119-4312.

3. Purpose. The Company may engage in any and all businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

4. Name. The name of the Company shall be Harrah’s Chester Downs Investment Company, LLC.

5. Registered Office; Other Places of Business. The registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Company may have such other offices as the Member may designate from time to time.

6. Resident Agent. The agent for service of process in Delaware as of the effective date of this Agreement is Corporation Service Company.

7. Term of Company. The Company commenced on the date the Certificate of Formation was properly filed with the Secretary of State of the State of Delaware and shall exist in perpetuity or until its business and affairs are earlier wound up following proper dissolution.

8. Management of Company. All decisions relating to the business, affairs, and properties of the Company shall be made by the Member. The Member may appoint one or more managers and/or officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such managers and/or officers shall serve at the pleasure of the Member. To the extent delegated by the Member, managers and/or officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined the Member, any officer(s) so appointed shall have such authority and responsibility as is generally attributable to the holders of such officers in corporations incorporated under the laws of the state of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member.

9. Redemption Provisions. The member interests evidenced hereby (the “Member Interests”) are held subject to the transfer restrictions described in Article VI of that certain Amended and Restated Limited Liability Company Operating Agreement of Chester Downs and Marina, L.L.C. (“CDM”) and any transfer in violation of such restrictions shall be void at its inception.

The Member Interests are held subject to the condition that CDM has the absolute right to redeem the Member Interests by action of the Managing Member of the CDM, if in the judgment of the Managing Member any holder of the Member Interests are determined by any gaming regulatory agency to be unsuitable, or has an application for license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, or that such action should be taken to the extent necessary to avoid any regulatory sanctions or, to prevent the loss of or secure the reinstatement of any gaming license, franchise or other entitlement from any governmental agency held by CDM, any affiliate of CDM or any entity in which such affiliate or CDM is a an owner, which gaming license, franchise or other entitlement is (i) conditioned upon some or all of the holders of securities or interest in such entity possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of CDM or any such affiliate or entity. The terms of such redemption shall permit CDM to redeem the Member Interests at a redemption price equal to the fair market value of the Member Interests, excluding any distributions or other remuneration thereon from the date CDM receives notice of a determination of unsuitability or disqualification from the government agency, or in such lesser amount as may be specified by any applicable gaming law, regulation or rule. From and after the redemption date or such earlier date as mandated by any applicable gaming law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of any equity interests of CDM selected for redemption (including any rights to vote or participate in any distributions of CDM), shall cease and terminate and they shall thereafter be entitled only to receive that amount payable upon redemption.

10. Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

11. Standards of Conduct. Whenever the Member is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing, then the Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever. To the extent that the Member has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or other person bound by the terms of this Agreement, the Member acting in accordance with the Agreement shall not be liable to the Company or any such other person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of the Member otherwise existing at law or in equity, replace such other duties to the greatest extent permitted under applicable law.

12. Limited Liability. Except as otherwise required by any non-waivable provision of the Act or other applicable law, the Member shall not be personally liable in any manner whatsoever for any debt, liability, or other obligation of the Company, whether such debt, liability, or other obligation arises in contract, tort, or otherwise.

13. Indemnification. The Company shall indemnify and hold harmless the Member to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts (collectively, “Costs”) arising from any and all claims, demands, actions, suits, or proceedings (civil, criminal, administrative, or investigative) (collectively, “Actions”) in which the Member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company. In addition, to the extent permitted by law, the Member may cause the Company to indemnify and hold harmless any managers and/or officers from and against any and all Costs arising from any or all Actions arising in connection with the business of the Company or by virtue of such person’s capacity as an agent of the Company. Notwithstanding the foregoing, any and all indemnification obligations of the Company shall he satisfied only from the assets of the Company, and the Member shall have no liability or responsibility therefor.

14. Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the Member. In such event, after satisfying creditors, all remaining assets shall be distributed to the Member.

15. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

16. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to other principles of conflicts of law.

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IN WITNESS WHEREOF, the Member hereto has duly executed this Agreement effective as of the above stated date.

MEMBER

Harrah’s Operating Company, Inc.

By:	/s/ Charles L. Atwood
Name: Charles L. Atwood
Title: Senior Vice President and Chief Financial Officer

OPERATING AGREEMENT

OF

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

a Delaware Limited Liability Company

As of May 18, 2004

The member interests evidenced hereby are held subject to transfer restrictions and requirements of Chester Downs and Marina, L.L.C. (“CDM”) set forth in the Amended and Restated Limited Liability Company Operating Agreement of CDM as more fully set forth in this agreement.

OPERATING AGREEMENT

OF

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

This OPERATING AGREEMENT (this “Agreement”) of Harrah’s Chester Downs Investment Company, LLC (the “Company”) is made by Harrah’s Chester Downs Holding Company, LLC (the “Member”) effective as of May 18, 2004.

1. Formation of Limited Liability Company. The Company was formed on May 6, 2004 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation of the Company with the office of the Secretary of the State of Delaware. The rights and obligations of the Member and the administration of the Company shall be governed by this Agreement and the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

2. Member. The Member is the sole member of the Company. The street address of Member is One Harrah’s Court, Las Vegas, Nevada 89119-4312.

3. Purpose. The Company may engage in any and all businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

4. Name. The name of the Company shall be Harrah’s Chester Downs Investment Company, LLC.

5. Registered Office; Other Places of Business. The registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Company may have such other offices as the Member may designate from time to time.

6. Resident Agent. The agent for service of process in Delaware as of the effective date of this Agreement is Corporation Service Company.

7. Term of Company. The Company commenced on the date the Certificate of Formation was properly filed with the Secretary of State of the State of Delaware and shall exist in perpetuity or until its business and affairs are earlier wound up following proper dissolution.

8. Management of Company. All decisions relating to the business, affairs, and properties of the Company shall be made by the Member. The Member may appoint one or more managers and/or officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such managers and/or officers shall serve at the pleasure of the Member. To the extent delegated by the Member, managers and/or officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined the Member, any officer(s) so appointed shall have such authority and responsibility as is generally attributable to the holders of such officers in corporations incorporated under the laws of the state of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member.

9. Redemption Provisions. The member interests evidenced hereby (the “Member Interests”) are held subject to the transfer restrictions described in Article VI of that certain Amended and Restated Limited Liability Company Operating Agreement of Chester Downs and Marina, L.L.C. (“CDM”) and any transfer in violation of such restrictions shall be void at its inception.

The Member Interests are held subject to the condition that CDM has the absolute right to redeem the Member Interests by action of the Managing Member of the CDM, if in the judgment of the Managing Member any holder of the Member Interests are determined by any gaming regulatory agency to be unsuitable, or has an application for license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, or that such action should be taken to the extent necessary to avoid any regulatory sanctions or, to prevent the loss of or secure the reinstatement of any gaming license, franchise or other entitlement from any governmental agency held by CDM, any affiliate of CDM or any entity in which such affiliate or CDM is a an owner, which gaming license, franchise or other entitlement is (i) conditioned upon some or all of the holders of securities or interest in such entity possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of CDM or any such affiliate or entity. The terms of such redemption shall permit CDM to redeem the Member Interests at a redemption price equal to the fair market value of the Member Interests, excluding any distributions or other remuneration thereon from the date CDM receives notice of a determination of unsuitability or disqualification from the government agency, or in such lesser amount as may be specified by any applicable gaming law, regulation or rule. From and after the redemption date or such earlier date as mandated by any applicable gaming law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of any equity interests of CDM selected for redemption (including any rights to vote or participate in any distributions of CDM), shall cease and terminate and they shall thereafter be entitled only to receive that amount payable upon redemption.

10. Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

11. Standards of Conduct. Whenever the Member is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing, then the Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever. To the extent

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that the Member has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or other person bound by the terms of this Agreement, the Member acting in accordance with the Agreement shall not be liable to the Company or any such other person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of the Member otherwise existing at law or in equity, replace such other duties to the greatest extent permitted under applicable law.

12. Limited Liability. Except as otherwise required by any non-waivable provision of the Act or other applicable law, the Member shall not be personally liable in any manner whatsoever for any debt, liability, or other obligation of the Company, whether such debt, liability, or other obligation arises in contract, tort, or otherwise.

13. Indemnification. The Company shall indemnify and hold harmless the Member to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts (collectively, “Costs”) arising from any and all claims, demands, actions, suits, or proceedings (civil, criminal, administrative, or investigative) (collectively, “Actions”) in which the Member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company. In addition, to the extent permitted by law, the Member may cause the Company to indemnify and hold harmless any managers and/or officers from and against any and all Costs arising from any or all Actions arising in connection with the business of the Company or by virtue of such person’s capacity as an agent of the Company. Notwithstanding the foregoing, any and all indemnification obligations of the Company shall he satisfied only from the assets of the Company, and the Member shall have no liability or responsibility therefor.

14. Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the Member. In such event, after satisfying creditors, all remaining assets shall be distributed to the Member.

15. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

16. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to other principles of conflicts of law.

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IN WITNESS WHEREOF, the Member hereto has duly executed this Agreement effective as of the above stated date.

MEMBER

Harrah’s Chester Downs Holding Company, LLC

By:	/s/ Charles L. Atwood
Name: Charles L. Atwood
Title: Secretary and Treasurer

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